DEVELOPMENT AGREEMENT


                                     Between


                        CAREMATRIX OF MASSACHUSETTS, INC.


                                       And


                         CHANCELLOR OF PENNINGTON, INC.

                              DEVELOPMENT AGREEMENT


THIS DEVELOPMENT AGREEMENT (this "Agreement") is by and between CareMatrix of Massachusetts, Inc., a Delaware corporation, with an office at 197 First Avenue, Needham, Massachusetts 02194 (the "Developer"), and Chancellor of Pennington, Inc., a Delaware corporation, with an office at 197 First Avenue, Needham, Massachusetts 02194 (the "Owner"), and is entered into for the purpose of reducing to a formal writing all of the parties understandings with respect to the development and construction of an assisted/independent living project (the "Project") to be located in Pennington, New Jersey described below (the "Property").

In consideration of the undertakings of each of the parties to the other:

                                  IT IS AGREED:

                                    ARTICLE I
                                    ---------

                                 Representations
                                 ---------------

The parties make each of the following material representations:

Section 1.1 - Title to Property. The Owner shall have or has good, record and marketable title in fee simple to the Property consisting of approximately 7.39 acres of land as more fully described in Exhibit "A". Exhibit "A" and each of the other Exhibits referred to in this Agreement shall be incorporated into this Agreement by such reference as if fully set forth in this Agreement. The Property shall be (i) free and clear of any and all encumbrances which would, in the Developer's sole discretion, impair the construction or operation of the Project except as set forth on Exhibit "B", and (ii) free of any hazardous wastes or materials except as set forth on Exhibit "C".

Section 1.2 - Encumbrances.

         (a) The Owner and the Developer acknowledge that the Property will be subject to the easements, assessments, conditions, contracts, rights, claims, encroachments, restrictions and other encumbrances as set forth on Exhibit "B" (the "Existing Encumbrances"), to physical conditions disclosed by a boundary survey to be prepared by gry Bowski Group, P.C., for the Property, and will be subject to those easements, conditions, contracts, rights, licenses, encroachments, restrictions and other encumbrances resulting from the Developer securing regulatory, development and construction approvals for the Project and attendant site improvements. The Owner and the Developer each represents to the other that it has reviewed or shall review the boundary survey and the topographical survey of the Property and has made a physical inspection of the Property and is satisfied as to the site characteristics and other attributes in all material respects.

         (b) Concurrently with the execution of this Agreement, the Owner shall provide the Developer with copies of all engineering, architectural and any other plans, studies and

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

         surveys, title reports, environmental assessments, appraisals and other information regarding the Property or the Project which are in the Owner's possession, custody or control.

         (c) The Owner represents, to the best of its knowledge, that the Property has only the apparent site and off-site conditions, if any, as set forth on Exhibit "D" which require the implementation of the measures, if any, as set forth on Exhibit "D".

         (d) Commencing on the date that the Developer commences construction in accordance with the terms of this Agreement, the Owner shall provide the Developer with full possession and complete control of the Property for purposes of performing the Developer's obligations hereunder.

Section 1.3 - Permit and Approvals.

         (a) The Developer represents that it shall use its best efforts to obtain, prior to the date of Physical Completion (as hereinafter defined), all state, federal, county and municipal land use approvals and permits, licenses, easements, and utility agreements which are necessary for the development, construction and opening of the Project on the Property as set forth on Exhibit "E" (the "Developer's Approvals"). The Developer covenants to diligently use its best efforts to obtain all of the Developer's Approvals in an expeditious manner. In the event that the Developer is unable to obtain the Developer's Approvals, the Developer shall have no liability whatsoever to the Owner, or any other party and at the Owner's or the Developer's option, this Agreement shall be terminated without recourse to either party hereto at law or in equity.

         (b) The Owner represents that it shall use its best efforts to obtain, prior to the date of Physical Completion, all state, federal, county and municipal land use approvals and permits, licenses, easements, and utility agreements which are necessary for the development, construction and operation of the Project on the Property as set forth on Exhibit "F" (the "Owner's Approvals"). The Owner covenants to diligently use its best efforts to obtain all of the Owner's Approvals in an expeditious manner. In the event that the Owner is unable to obtain the Owner's Approvals, the Owner shall have no liability whatsoever to the Developer, or any other party and at the Owner's or the Developer's option, this Agreement shall be terminated without recourse to either party hereto at law or in equity.

         (c) For the sole purpose of permitting the Developer to construct the Project, the Owner grants to the Developer, to the extent required by the Developer in order that the purpose of this Agreement be effectuated, the rights under the Developer's Approvals and the Owner's Approvals (collectively, the "Approvals") and any other grants of rights, permits, approvals, or licenses, which may be necessary to complete the performance of the Developer's obligations hereunder; provided, however that no transfer or assignment of any of the foregoing shall occur which is prohibited by applicable law or the respective terms hereof.

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Section 1.4 - Documentation. The Developer shall use its best efforts to obtain, on behalf of the Owner, construction and permanent financing for the Property, the Project, the Personal Property (as defined herein) and related development costs (collectively, the "Project Loan") which shall be sufficient, together with the Owner's equity contributions, if necessary (which shall in no event exceed ten percent (10%) of the total costs to construct the Project in accordance with the development budget), to pay the full amount of the total costs to construct the Project in accordance with the development budget (the "Projected Project Costs"). The Owner covenants that it will provide fully and in a timely fashion all reasonable documentation required by the lender in connection with the Project Loan. Such documentation shall include, but is not limited to, all zoning and plan approvals, all utility letters indicating positive availability of service, inventory of concessions made to and agreements with any or all municipal bodies, site plans, title policies, and all other regulatory body approvals. The Owner also covenants that it will, in a timely manner, provide whatever financial or other information the lender might reasonably require in connection with the Developer's applications for financing for the construction of the Project and as required by such lender in connection with the Project Loan.

Section 1.5 - Other Agreements. The Owner and the Developer each represents to the other that entering into this Agreement or performing their respective obligations hereunder will not violate any other agreements or documents by which either may be bound.

Section 1.6 - Utility Services. The Owner represents that, to the best of its knowledge, all utility services required to construct and operate the Project (including, without limitation, public water, sewer and electricity) are currently available to the Property in the capacities required to operate the Project. No work need be performed by or on behalf of the Developer to make such utilities available to the Property for the construction or operation of the Project, except for the matters, if any, set forth on Exhibit "D". Copies of letters from the providers of such utility services confirming such availability are annexed hereto as Exhibit "G".

Section 1.7 - Good Standing of the Developer. The Developer represents that it is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Developer represents that it is empowered and authorized to execute, deliver and perform its obligations under this Agreement, and, upon such execution and delivery and subject to the conditions subsequent set forth in Section 5.1 herein, this Agreement shall be a valid, binding and legal obligation of the Developer, enforceable in accordance with its terms and in compliance with its certificate of incorporation and bylaws and all applicable laws of the state of its incorporation.

Section 1.8 - Good Standing of the Owner. The Owner represents that it is duly organized and validly existing under the laws of the State of Delaware. The Owner represents that it is empowered and authorized to execute, deliver and perform its obligations under this Agreement, and upon such execution and delivery and subject to the conditions subsequently set forth in Section 5.1 herein, this Agreement shall be the valid, binding and legal obligation of the Owner, enforceable in accordance with its terms and in compliance with its certificate of incorporation and bylaws and all applicable laws of the State of Delaware.

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                                   ARTICLE II

                           Construction of the Project
                           ---------------------------

Section 2.1 - Control of Construction. Subject to the express provisions contained herein, it is the intention of the parties that the Owner shall have sole, complete and absolute authority and discretion to decide any and all issues pertaining to the construction of the Project, including, without limitation, the expenditure of funds, the incurring of costs and all of the other matters referred to herein.

Section 2.2 - Architectural and Engineering Services. The parties acknowledge that DiGiorgio Associates, Inc. and their consulting engineers (the "Architect and Engineers") have or will be retained by the Owner. The Owner represents and warrants to the Developer that a true, accurate and complete copy of the Architectural Contract is attached hereto as Exhibit "H" (the "Architect's Contract"). The Developer shall not be responsible to the Owner, or any other party for any errors, omissions, breaches or failures thereof, or any damages resulting from the acts or omissions of the Architect and Engineers. At the Developer's option, the Owner shall assign to the Developer all of its right, title and interest in the Architect's Contract and any and all architectural, engineering and other contracts with respect to the Project free of any claims other than outstanding amounts owed under the Architect's Contract. In no event shall the Developer be obligated to assume any of said contracts.

Section 2.3 - Other Professionals and General Assumed Obligations. The Owner represents that it has not engaged any architects or any engineers, lawyers, consultants, accountants, or other professionals with respect to the Project, other than the Architect and Engineers, which the Owner shall be obligated to pay. The Developer neither assumes nor shall be obliged for any debts, liabilities or obligations of the Owner or related to the Property or the Project.

Section 2.4 - Plans and Specifications.

         (a) The Architect and Engineers retained by the Owner shall, under the direction of the Developer and after consultation with the Owner, prepare basic design plans (the "Basic Plans"). As part of this process, the Developer may engage engineers, including the site engineers, to perform test borings and other soil testing at the Property for purposes of properly locating the Project on the Property. The Developer and the Architect and Engineers shall consult with the Owner during the process of preparing the Basic Plans. The Developer and the Architect and Engineers shall have access to the Project for all such tests and surveys.

         (b) Within two (2) weeks after the date of the Architect and Engineer's completion and delivery of the Basic Plans, the Owner, the Developer, and the Architect and Engineers shall meet to review and approve the Basic Plans. The parties shall initial the Basic Plans to indicate their approval of such Basic Plans.

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

         (c) Upon the approval by the parties of the Basic Plans, the Developer shall direct the Architect and Engineers to prepare final plans, specifications and a site plan (collectively the "Final Plans") based upon the Basic Plans. Within two (2) weeks after the completion of the Final Plans and their delivery to the Owner, the parties will meet to review and approve the same, and make any necessary revisions. The Owner agrees that it will not unreasonably withhold its approval of the Final Plans if they conform in all material respects to the Basic Plans. The parties agree to use their best efforts to reach a prompt and reasonable conclusion concerning the acceptability of the Final Plans (and the Personal Property, see Section 2.6). The parties shall initial the Final Plans as an indication of their approval of the same.

Section 2.5 - Construction. The Developer shall cause the Project to be constructed in a good and workmanlike manner and in accordance with the Final Plans, the Approvals, and all applicable laws subject to field changes and minor design changes. The Project is to be licensed for the unit complement described above and shall be constructed in accordance with the requirements in effect on the date of this Agreement as set forth by all federal, state and local governmental agencies having jurisdiction of the Project, including Life Safety Code requirements imposed by the Federal Department of Health and Human Services.

Section 2.6 - Personal Property.

         (a) The Developer will furnish the specific items of personal property contained in Exhibit "I" required for the Project including, without limitation, the furniture, furnishings and equipment (the "FF&E").

         (b) In order to reduce the risk that the FF&E will be delivered prior to the closing, the Owner covenants that it shall approve the FF&E as soon as practicable but not later than approximately six (6) months prior to the estimated date of Physical Completion (defined below).

         (c) The FF&E does not include kitchen and laundry equipment.

Section 2.7 - Changes. The Owner agrees that the Developer shall also have the right to make changes in the Final Plans and in the Personal Property if required by any federal, state or local governmental authority having jurisdiction over the Project or if required due to the unavailability of any construction materials or the Personal Property. The Owner shall be notified of any such changes or substitutions in the Personal Property, however, the Owner shall have final authority to make all decisions with respect to such changes; provided, that, such changes result in construction, space, design, personal property, equipment and interior and exterior design comparable in overall design and quality to that shown on the Final Plans. Any change that results in the loss or adjustment of square footage in the Project will require approval by the Owner.

Section 2.8 - Commencement of Construction. Construction of the Project will start within thirty (30) days after notification to the Developer by the Owner, or as soon thereafter as weather and ground conditions permit.

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Section 2.9 - Continuity of Construction. Construction, once undertaken, shall proceed in a continuous and reasonably expeditious manner until Physical Completion is achieved.

Section 2.10 - Completion of Construction.

         (a) For the purposes of this Agreement, the terms "Physical Completion" or "Physically Completed" shall mean the date on which the building and improvements described and set forth in the Final Plans have been completed and the Project shall have been approved for and received a certificate for temporary or permanent occupancy by the local building inspector, and by the State Fire Marshall in the event his or her approval is required (the "Certificate of Occupancy"). Physical Completion shall be deemed to have been achieved notwithstanding that any of such officials or agencies have issued a Certificate of Occupancy with conditions or a punch-list listing items requiring completion or correction, so long as such conditions or Punch-List items do not prevent or prohibit occupancy as determined by the Owner, in its sole discretion.

         (b) The Developer will use its reasonable best efforts to notify the Owner at least ninety (90) days prior to the time that the Developer estimates that the Project will be Physically Completed, whereupon the Owner will diligently proceed to fulfill all other conditions necessary for licensure and the Owner will apply in a timely manner for all licenses and permits necessary to commence operation of the Project as set forth on Exhibit "E". After such notice from the Developer, the Owner, to the extent necessary to perform administrative activities may, so long as it does not interfere with completion of construction, enter upon the Property in an effort to coordinate initial licensure.

Section 2.11 - The Owner's Access. The Owner shall have access to the construction site while construction is in progress.

Section 2.12 - Punch-List. If, at any time after the Project has been Physically Completed, there shall exist any item or items requiring completion or correction, then the Developer agrees to use all reasonable diligence to complete or correct such item or items so that each conforms to the Final Plans. The parties shall make a Punch-List of the items requiring completion or correction (the "Punch List"). Each item on the Punch-List shall be assigned a reasonable value based upon the reasonable cost of completion or correction of the same or such other value as may be required by the Owner's lender ("Punch-List Amount"). The Developer shall give its written undertaking to complete each such item within forty-five (45) days (or such other period of time as is mutually agreed upon by the parties).

Section 2.13 - Work and Warranties. Upon completion of construction, landscaping and installation of the Personal Property, the Developer will assist in obtaining any and all warranties and guarantees received from designers, the Architect and Engineers, the general contractor and suppliers of equipment and furnishings. The Developer will cause the applicable contractor to remedy any defect in construction caused by poor workmanship or materials which are brought to its attention by written notice within a period of one (1) year from the date of the issuance of the

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Certificate of Occupancy. Aside from the foregoing, the Owner hereby waives and the Developer hereby disclaims all other express and implied warranties of every kind or nature with respect to the Project and the Personal Property, including, without limitation, waiving all IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 2.14 - Financing Arrangements.

         (a) The Owner will obtain the Project Loan which shall be sufficient, together with the Owner's equity contributions, to pay the full amount of the costs to construct the Project in accordance with the development budget.

         The Owner and the Developer also contemplate that the Property and the Project, together with all fixtures, furnishing, equipment, and articles of personal property now owned or hereafter acquired by the Owner which are or may be attached to or used in connection with the Property or the Project, together with any and all replacements thereto and substitutions therefor, and all proceeds thereof; and all present and future rents, issues, leases, and profits of the Property and the Project will serve as security for the payment obligations to any lenders relating to the Project Loan or otherwise, and that the Owner will be the principal obligor for the repayment of all financial obligations thereunder after the transfer of title to the Owner. The Owner therefore, agrees to execute and deliver all commitments, promissory notes, mortgages, collateral assignments, documents, certificates, affidavits, and other writings required to be executed by any lender in connection with such financing.

                                   ARTICLE III

                                      Fees
                                      ----

Section 3.1 - Development Fee. The price to be paid by the Owner to the Developer for development, pre-marketing, design and other services rendered pursuant to this Agreement is as set forth on Schedule A attached hereto, as the same may be amended by mutual agreement of the parties from time to time.

Section 3.2 - Incentive Fee. In the event that the actual costs for the development and construction of the Project are less than the Projected Project Costs (such difference being referred to as the "Savings"), fifty percent (50%) of the Savings shall be paid to the Developer as an incentive fee.


                                   ARTICLE IV

                     Additional Responsibilities of Parties
                     --------------------------------------

Section 4.1 - The Developer's Responsibilities. In addition to its obligations elsewhere expressed in this Agreement, the Developer (subject to reimbursement) shall have the following responsibilities:

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         (a) To obtain the necessary building permits and the Certificate of
         Occupancy;

         (b) To arrange for and coordinate the obtaining of all labor and materials required to develop, construct and furnish the Project in accordance with the Final Plans (except as otherwise expressly set forth herein);

         (c) To at all times, commencing with the date upon which construction begins, carry the following types of insurance with an insurance carrier or carriers acceptable to the Owner and the Owner's lender:

              (i) Workman's compensation insurance fully covering all persons engaged in the performance of this Agreement, in accordance with applicable law.

              (ii) Public liability insurance covering death or bodily injury with limits of not less than $300,000 for one person and $1,000,000 for any one accident or disaster; and property damage coverage limits of not less than $100,000; all of which insurance shall name the Owner's lender as an additional insured.

              The Developer shall furnish to the Owner and the Owner's lender if required by such lender, duplicate policies of insurance as set forth in subparagraphs (i) and (ii) hereof. Each of such policies shall, if the insurance carriers so permit, contain a provision to the effect that they may not be canceled except upon ten (10) days prior written notice to the Owner and the Owner's lender.

         (d) Upon Physical Completion, the Developer shall deliver to the Owner, at the Owner's option, duly executed waivers of mechanic's liens signed by each contractor and subcontractor which provided labor or materials on the Project.

         (e) To expeditiously pursue obtaining commitments for financing the contemplated construction as provided herein.

         (f) To pay for all professional and other staff personnel required for the pre-opening and operation of the Project in sufficient time to permit licensure by the applicable governmental agency(ies) at the date of Physical Completion.

Section 4.2 - Indemnification. The Developer hereby agrees to indemnify and hold the Owner harmless from all liabilities, claims, and demands for personal injury or property damage arising out of or caused by any act or omission of the Developer, its subcontractors, agents, or employees, or arising in or about the Property at any time from the date of this Agreement until Physical Completion.

                                       9
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                                    ARTICLE V

                                  Contingencies
                                  -------------

Section 5.1 - Required Occurrences. This Agreement and the undertakings of the Developer shall, at the election of the Owner be contingent upon the occurrence of each of the following:

         (a) Approvals. All of the Approvals (to the extent then obtainable) and current utility availability letters shall have been obtained by August 31, 1998.

         (b) Title. An Owner's title insurance policy and Class A-2 ALTA survey, satisfactory to the Developer, in its sole discretion, shall have been obtained by the Owner which confirms that there are no exceptions or conditions which would render title to the Property unmarketable or which will prohibit or restrict the construction or operation of the Project or which would prevent an institutional lender from closing a construction or permanent mortgage loan for the Project in the usual course of its business.

         (c) Additional Due Diligence Regarding the Property. The Developer shall have received due diligence information concerning the Property, satisfactory to the Developer in its sole discretion, including, without limitation, soil tests and utility service confirmations to the extent not currently available.

         (d) Purchase of the Property. The Owner shall have purchased good record, marketable fee simple title to the Property as set forth in
         Section 1.1.

Section 5.2 - Failure of Contingencies. In the event that any one or more of the contingencies set forth in this Article is not satisfied, waived or deferred by the parties in writing, within the period of time set forth above, then, upon written notice, either party may terminate this Agreement. In such event, neither party shall have any further responsibility or liability to the other. The Developer reserves the right, at its option, to waive or defer any one or more of the conditions precedent.

                                   ARTICLE VI

                        Additional Covenants of the Owner
                        ---------------------------------

Section 6.1 - Confidentiality. The Owner, its partners, affiliates, agents, and employees hereby agree:

         (a) to maintain in the strictest confidence the identity of the Developer; the contents of this Agreement; the negotiations between the parties on the terms of this Agreement; and any of the Developer's proprietary information, including, without limitation, financial information, projects, copies of leases, real estate appraisals, and other information regarding the Project and the business affairs and operations of the Developer which any of said parties obtain from the Developer in the course of negotiations for the transactions contemplated hereby (the "Confidential Information");

         (b) not to disclose, without the Developer's prior written consent (except to the extent disclosure is required by applicable law or regulation), any Confidential Information except to such parties' own agents, servants and employees, bankers, consultants and other

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

         advisors to whom disclosure is necessary in order to effectuate the transactions contemplated hereby; and

         (c) to comply therewith for a period of one (1) year commencing on the date of this Agreement.

Section 6.2 - Provision of Further Information. The Owner agrees to supply complete financial information and any other data required in connection with the construction or permanent financing for the Project and to execute, and cause to execute, any and all documents which are required by the terms thereof.
Section 6.3 - Management Agreement. The Owner agrees that the Developer or its nominee shall have the right to manage the Project pursuant to the terms of a Management Agreement, substantially in the form attached hereto as Exhibit "J".

                                   ARTICLE VII

                              Concluding Provisions
                              ---------------------

Section 7.1 - Entire Agreement. All prior understandings, letters of intent, and agreements between the parties are merged in and superseded by this Agreement (including all Exhibits hereto).

Section 7.2 - Representations. None of the parties shall be bound by any promises, representations, or agreements except as herein expressly set forth.

Section 7.3 - Amendments. This Agreement may not be amended, waived, modified, altered or changed in any respect whatsoever except by a further agreement, in writing, executed by each of the parties and consented to by the Owner.

Section 7.4 - Joint Effort. The preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

Section 7.5 - Brokers. Each of the Owner and the Developer represents and warrants to the other that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby or referred to herein; and each agrees to indemnify and hold and save the other harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

Section 7.6 - Assignment. The Developer shall have no right to assign his rights nor delegate its obligations under this Agreement to another entity or person without the prior written consent of the Owner except that the Developer shall have the right to assign this Agreement to, merge with or consolidate with an "Affiliate" (defined herein as defined in the Securities and Exchange Act of 1934 and the regulations thereunder) in connection with a public offering, merger or other transfer.

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Section 7.7 - Notices. All notices which may be given to any of the parties hereunder shall be in writing and shall be hand delivered or sent by registered or certified mail, return receipt requested, or by Federal Express, and postage prepaid as follows:

         (a) In the event that notice is directed to the Owner, it shall be sent to it at the address set forth above and a copy therefore sent to Chancellor of Pennington, Inc., 197 First Avenue, Needham, MA 02494,
         Attention: James M. Clary, III, Esq., or at such other address or addresses the Owner shall from time to time designate by notice to the Developer.

         (b) In the event that notice is directed to the Developer, it shall be sent to CareMatrix of Massachusetts, Inc., 197 First Avenue, Needham, MA 02494, Attention: President, with a copy to James M. Clary, III, Esq. at the same address; or at such other address or addresses as the Developer shall from time-to-time designate by notice to the Owner.

The effective date of any such notice shall be the earlier of actual receipt by the addressee or three (3) days after such notice is properly deposited for mailing.

Section 7.8 - Arbitration. Any dispute or controversy arising between the parties involving the interpretation or application of any provisions of the Agreement, or arising out of this Agreement, or concerning the construction of the proposed Project or the furnishing thereof shall be submitted to and determined by arbitration in accordance with the rules of the American Arbitration Association then in effect.

Section 7.9 - Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

Section 7.10 - Successors. This Agreement shall be binding upon the parties hereto, their respective heirs, executors, administrators, successors, and assigns.

Section 7.11 - Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

Section 7.12 - Severability. The invalidity or unenforceability of one or more of the phrases, sentences, provisions, clauses, Sections or Articles contained in this Agreement shall not affect the validity or enforceability of this remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

Section 7.13 - Effective Date. This Agreement shall be deemed to be effective as of the date set forth below.


Section 7.14 - No Offer. The delivery of an unexecuted copy of this Agreement shall not be deemed an offer. No rights are to be conferred upon any party until this Agreement has been executed and delivered to each party.

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

Section 7.15 - Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.


Dated this 26th day of September, 1997 and executed under seal.


Witness:                                       CHANCELLOR OF PENNINGTON, INC.


                                             By: /s/ Richard Zermani
---------------------------                      -------------------------------
Name:                                            Name:  Richard Zermani
                                                 Title: Vice President


                                               CAREMATRIX OF MASSACHUSETTS, INC.

                                             By: /s/ Jeffery P. Neterval
---------------------------                      -------------------------------
Name:                                            Name: Jeffery P. Neterval
                                                 Title: Vice President





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                                 EXHIBITS A - I
                         Documents in Development Files